                        THE COMMONWEALTH OF MASSACHUSETTS
                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-1867050
                                                             -------------------

                             MICHAEL JOSEPH CONNOLLY
                               SECRETARY OF STATE
                   ONE ASHBURTON PLACE, BOSTON, MASS:  02108

                        RESTATED ARTICLES OF ORGANIZATION

                            GENERAL LAWS, CHAPTER 175

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
                                   -----------

     We,
             John F. O'Brien                              PRESIDENT

             and Richard J. Baker                         SECRETARY

  STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                              (Name of Corporation)
located at   440 Lincoln Street, Worcester, Massachusetts
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on June 30, 1995, by vote of

 . . . . . . . shares of . . . . . . . . . . , out of . . . . . . . . . . . . . .
                                (Class of Stock)
 . . . . . . . shares of . . . . . . . . . . , out of . . . . . . . . . . . . . .
                                (Class of Stock)
 . . . . . . . shares of . . . . . . . . . . , out of . . . . shares outstanding,
                                (Class of Stock)

being at least two-thirds of the policyholders present in person or by proxy or mail and entitled to vote

     1.   The name by which the corporation shall be known is; -

          FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

     2.   The purposes for which the corporation is formed are as follows: -

          SEE PAGE 2A

     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                   WITHOUT PAR VALUE                        WITH PAR VALUE
                   -----------------                        --------------
CLASS OF STOCK      NUMBER OF SHARES     NUMBER OF SHARES             PAR VALUE
--------------      ----------------     ----------------             ----------
Preferred                  --                     --                        --

Common                     --                  1,000,000                  $10.00

    *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:
               N/A



    *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

          Transfer is subject in certain circumstances to approval of the commissioner of insurance of The Commonwealth of Massachusetts.



    *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          See pages 6A through D hereof.


*If there are no provisions, state "None".

Foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (*If there are no such amendments, state "None".)

                   Briefly describe amendments in space below:


               To effect amendments related to the conversion of the corporation from a mutual life insurance company to a stock life insurance company including change of name to "First Allmerica Financial Life Insurance Company", the authorization of 1,000,000 shares of Common Stock, $10.00 par value, the restatement and amendment of corporate purposes, and the addition of Article 6 provisions.




IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this day of October in the year 1995

/s/ John F. O'Brien                  President/Vice President

/s/ Richard J. Baker                 Secretary
SEE PAGE 7A

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                      I hereby approve the within restated
                 articles of organization and, the filing
                 fee in the amount of $             having
                 been paid, said articles are deemed to have been filed with me this day of October, 1995.


                                           MICHAEL JOSEPH CONNOLLY
                                               SECRETARY OF STATE



                         TO BE FILLED IN BY CORPORATION

                   PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT
                   TO:
                        Richard J. Baker, Esq.
                        440 Lincoln Street
                        Worcester, MA   01653

                   Telephone (508) 855-1000

                                                                     Copy Mailed

     Article 2.     CORPORATE PURPOSES
      The Corporation is constituted for the purpose of transacting on the stock plan, and when qualified and licensed by law to do so, the kinds of insurance now or hereafter described in or permitted by Clauses 6th and 16th of Section 47 and Sections 47A and 54G of Chapter 175 of the General Laws of The Commonwealth of Massachusetts and any acts in amendment thereof or in addition thereto, and such other kinds of insurance as may be permitted now or hereafter to be transacted by insurance corporations organized or authorized to transact any of the kinds of insurance now or hereafter described or permitted by said Clauses of Section 47 and Sections 47A and 54G; and including any form of insurance which may be permitted by paragraphs
(b) and (g) of Section 51 of said Chapter 175; and any acts in amendment thereof or in addition thereto; thus including the authority pursuant to said Clauses of Section 47 and Sections 47A and 54G; and including, pursuant to the provisions of paragraph (g) of said Section 51, authority to write such other form or forms of insurance coverage not included in the provisions of said Section 47 and Sections 47A and 54G, and not contrary to the law, as the Commissioner of Insurance, in his or her discretion, may authorize and license subject to such terms and conditions as he or she may from time to time prescribe.

     The Board of Directors may permit the issuance of participating policies, and may permit the policyholders of the Company from time to time to participate in the profits of its operations through the payment of dividends. The Board of Directors shall have the power to make reasonable classification or classifications of policies and to take such other action, in accordance with the law, as may be necessary or desirable to carry into effect any participation by policyholders in the profits of the operations of the Company. No policyholder shall have any right to participate in the profits of the operations of the Company unless and until the Directors of the Company, in the exercise of their discretion, affirmatively authorize such participation, and then only to the extent so authorized.

                                      -2A-

ARTICLE 6
Other Lawful Provisions

     6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     6.2 The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

     6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.4 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     6.5  Meetings of the stockholders may be held anywhere in the United
States.

     6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     6.7 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

                                      -6A-

     6.8 The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     6.9 The directors shall have the power to fix form time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has an interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of the corporation, and

     (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

     the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

                                      -6B-
     the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the corporation; and

     the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

     A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of the corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

     B. the stockholders so voting shall have made any findings required by law;

     C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

     D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

                                      -6C-

No contract, transaction or act shall be avoided by reason of any provision of this paragraph 6.9 which would be valid but for such provision or provisions.

     6.10 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6.11 The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

                                      -6D-

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, the undersigned, constituting a majority of the board of directors have hereto signed our names this 19th day of September in the year 1995.


/s/ John F. O'Brien
-------------------------------
John F. O'Brien


-------------------------------
Michael P. Angelini

/s/ David A. Barrett
-------------------------------
David A. Barrett

/s/ Gail L. Harrison
-------------------------------
Gail L. Harrison

/s/ J. Terrence Murray
-------------------------------
J. Terrence Murray

/s/ Guy W. Nichols
-------------------------------
Guy W. Nichols

/s/ Robert G. Stachler
-------------------------------
Robert G. Stachler

/s/ John L. Sprague
-------------------------------
John L. Sprague

/s/ Richard Manning Wall
-------------------------------
Richard Manning Wall

/s/ Herbert M. Varnum
-------------------------------
Herbert M. Varnum


                                      -7A-

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                      Section 1.  ARTICLES OF ORGANIZATION

     The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

                            Section 2.  STOCKHOLDERS

     2.1. ANNUAL MEETING. The annual meeting of stockholders shall be held at 10:00 A.M. on the third Tuesday in March in each year (unless that day be a legal holiday at the place where the meeting is to be held in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

     2.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the president or by the directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

     2.3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

     2.4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote there at and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     2.5. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.6. ACTION BY VOTE. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws. no ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     2.7. VOTING. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

     2.8. ACTION BY WRITING. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

     2.9. PROXIES. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                         Section 3.  BOARD OF DIRECTORS

     3.1. NUMBER.   At the annual meeting of stockholders such stockholders
as have the right to vote for the election of directors shall fix the number of directors at not less than seven nor more than fifteen directors and shall elect the number of directors so fixed. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder.

     3.2.  TENURE.   Except as otherwise provided by law, by the Articles of
Organization or by these By-laws, each director shall hold office until the next annual meeting of the stockholders and until his successor is duly elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

     3.3. POWERS.   Except as reserved to the stockholders by law, by the
Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

     3.4. COMMITTEES. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or these By-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.

     3.5. REGULAR MEETINGS. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     3.6. SPECIAL MEETINGS. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or the secretary, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or by the officer calling the meeting.

     3.7. NOTICE. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.8. QUORUM. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.9. ACTION BY VOTE. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

     3.10. ACTION BY WRITING. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

     3.11.  PRESENCE THROUGH COMMUNICATIONS EQUIPMENT.   Unless otherwise
provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                        Section 4.  OFFICERS AND AGENTS

     4.1.  ENUMERATION; QUALIFICATION.   The officers of the corporation
shall be a president, a treasurer, a secretary, and such other officers, as the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the directors from time to time, may in their discretion appoint. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

     4.2.  POWERS.   Subject to law, to the Articles of Organization and to the
other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

     4.3. ELECTION. The president, the treasurer and the secretary shall be elected annually by the directors. Other officers, if any, may be elected or appointed by the board of directors at any other time.

     4.5.  TENURE.   Except as otherwise provided by law or by the Articles of
Organization or by these By-laws, the president, the treasurer and the secretary and other officers shall hold office until their respective successors are chosen and qualified, unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

     4.5 CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

     4.6 CHAIRMAN OF THE BOARD. If a chairman of the board of directors is elected, he shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

     4.7 PRESIDENT AND VICE PRESIDENTS. The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors.

     Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.

     4.8 TREASURER AND ASSISTANT TREASURERS. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

     4.9 SECRETARY AND ASSISTANT SECRETARY. The secretary shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any stockholder.
In the absence of the secretary from any meeting of stockholders, an assitant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. The secretary shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

     Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.

     4.10 POWERS.   The chief executive officer, Chairman of the board,
President or any one of the Vice Presidents, including any Executive Vice President, Senior Vice President, Second Vice President or Assistant Vice President, and such other employees of the Company specifically authorized by the chief executive officer shall have authority to transfer securities, to execute releases, extensions, partial releases, and assignments without recourse of mortgages, and to execute deeds and other instruments or documents on behalf of the Company, and whenever necessary to affix the seal of the Company to the same. The chief executive officer, Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Vice President, Second Vice President, or Assistant Vice President may, whenever necessary, delegate authority to perform any of the acts referred to in this paragraph to any person pursuant to a special power of attorney.

     The Treasurer shall have charge of all moneys and securities of the Company and shall collect all proceeds from investments which the Company's records establish to be due.

     The Treasurer or an Assistant Treasurer shall have authority to transfer securities; to execute releases, extensions, partial releases, and assignments without recourse of mortgages; to execute deeds and other instruments or documents on behalf of the Company, whenever necessary to affix the seal of the company to the same; and shall have power to vote, on behalf of the Company, in any case where the Company, as holder of any security, is entitled to vote.

                      Section 5.  RESIGNATIONS AND REMOVALS

     Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, the treasurer or the secretary. In addition, a director may resign by delivering his resignation in writing to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only

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by the vote of the holders of a majority of the shares of such class, or (b)
with cause by the vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless the body acting on the removal, shall in their or its discretion provide for compensation.

                              Section 6.  VACANCIES

     Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. The directors shall elect a successor if the office of the president, treasurer or secretary becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer and secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

                            Section 7.  CAPITAL STOCK

     7.1. NUMBER AND PAR VALUE. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

     7.2. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose

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facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     7.3. LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may by issued in place thereof, upon such conditions as the directors may prescribe.

                     Section 8.  TRANSFER OF SHARES OF STOCK

     8.1. TRANSFER ON BOOKS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     8.2 RECORD DATE AND CLOSING TRANSFER BOOKS. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

     (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall

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be at the close of business on the date next preceding the day on which notice is given.

     (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

     Section 9.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification:
(a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon

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receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                           Section 10.  CORPORATE SEAL

     The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization, cut or engraved thereon.

                        Section 11.  EXECUTION OF PAPERS

     The chief executive officer, Chairman of the Board, President or any one of the Vice Presidents, including any Executive Vice President, Senior Vice President, Second Vice President or Assistant Vice President, and such other employees of the Company specifically authorized by the chief executive officer shall have authority to transfer securities, to execute releases, extensions, partial releases, and assignments without recourse of mortgages; and to execute deeds and other instruments or documents on behalf of the Company, and whenever necessary to affix the seal of the company to the same. The chief executive officer, Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Vice President, Second Vice President, Vice President, Second Vice President, or Assistant Vice President may, whenever necessary, delegate authority to perform any of the acts referred to in this paragraph to any person pursuant to a special power of attorney.

                            Section 12.  FISCAL YEAR

     The fiscal year of the corporation shall end on December 31.

                             Section 13.  AMENDMENTS

     These By-laws may be altered amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders. These By-laws may also be altered, amended or repealed by vote of a majority of

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the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 13, and except that the directors shall not take any action unless permitted by law.

     Any By-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.